STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) is entered into on April 28, 2009, by and among Paramount Trading Ltd., a Nevada corporation (the “Buyer”), and Minn Shares Inc., a Minnesota corporation (the “Company”), and solely for the purpose of agreeing with Sections 2.4, 2.8, 2.9, 2.10, 2.14, 2.15, 2.18 and 6.5 hereof, Cecilia M. Denning (f/k/a Cecilia M. Luikens) (the “Liquidating Agent”).

Recitals

1.           On September 11, 2001, shareholders of the Company approved a Plan of Liquidation and Dissolution of the Company (the “Plan of Liquidation”). Under a Liquidating Agent Agreement dated September 11, 2001 between the Company and the Liquidating Agent (the “Liquidating Agent Agreement”), the Liquidating Agent is conducting the liquidation of the Company’s assets and the distribution of net assets to the shareholders of the Company. The Company filed a Notice of Intent to Dissolve with the Minnesota Secretary of State on September 13, 2001, but as of the date hereof has not filed Articles of Dissolution with the Minnesota Secretary of State.

2.           The Company desires to sell, and the Buyer desires to purchase, upon the terms and conditions stated in this Agreement an aggregate of 5,950,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, constituting approximately 51% of the issued and outstanding Common Stock of the Company on a fully diluted basis as of and immediately after the Closing (as defined in Section 1).

3.           Prior to the Closing, the Company will hold a meeting of the shareholders of the Company (the “Shareholder Meeting”) at which it will ask the shareholders to abandon the Plan of Liquidation, terminate the Liquidating Agent Agreement, revoke the dissolution proceedings of the Company, and approve the sale of stock to the Buyer.

4.           If any assets remain for distribution to shareholders (“distributable assets”), then prior to the Closing the Company will make a final distribution of distributable assets to its shareholders, completing the role and duties of the Liquidating Agent under the Liquidating Agent Agreement.

Agreement

In consideration of the representations, warranties and agreements contained herein and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Purchase and Sale of Shares; Closing.

1.1         Purchase and Sale. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase at the Closing, and the Company agrees to sell and issue to the Buyer at the Closing, 5,950,000 shares of Common Stock (the “Shares”) at an aggregate purchase price of $20,000.

1.2         Closing. The purchase and sale of the Shares shall take place at the offices of Messerli & Kramer, 1400 Fifth Street Towers, 100 South Fifth Street, Minneapolis, MN 55402, at 10:00 a.m. on or before the second business day after the Shareholder Meeting, or at such other time or place as the parties may mutually agree upon (the “Closing”). At the Closing, the Buyer will deliver to the Company the purchase price by certified check or wire transfer, and the Company will deliver to the Buyer a certificate representing the Shares the Buyer is purchasing. In addition, at the Closing, the Company will deliver to the Buyer (i) evidence of the election of Richard E. Gilbert, Aaron W. Soderberg and Joseph H. Whitney as directors of the Company effective on the Closing Date, (ii) a letter of resignation of Lawrence P. Grady as the sole director and officer of the Company effective on the Closing Date, (iii) evidence as of a recent date of the good standing and corporate existence of the Company issued by the Minnesota Secretary of State and (iv) a certificate signed by the Liquidating Agent to the effect that the Company has made a final distribution of distributable assets to its shareholders.

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer as follows:

2.1         Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has delivered to the Buyer true and complete copies of the Articles of Incorporation of Company as now in effect (the “Company Charter”) and the Bylaws of the Company as now in effect (the “Company Bylaws”). Subject to the abandonment of the Plan of Liquidation, termination of the Liquidating Agent Agreement and revocation of the Company’s dissolution proceedings, the Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a material adverse effect on the Company, or its business or properties, taken as a whole. Except as disclosed in Schedule 2.1, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

2.2         Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of undesignated stock, par value $0.01 per share, none of which are issued and outstanding; and 15,000,000 shares of Common Stock, of which 5,713,455 shares are issued and outstanding. The Company has no outstanding options, warrants or other rights to acquire any capital stock, or securities convertible or exchangeable or exercisable for capital stock of the Company (together, “Convertible Securities”). The Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities, except as contemplated by this Agreement, and the Company has no outstanding contractual obligations to repurchase, redeem or otherwise acquire any shares of capital stock or convertible securities of the Company. All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are not subject to or issued in violation of any option, preemptive right, right of first refusal or other similar right and (iv) were issued pursuant to valid exemptions under federal and state securities laws. There are no voting trusts, proxy or shareholder agreements or other agreements or understandings of any kind relating to the Company’s securities to which the Company or any of its executive officers and directors is a party or as to which the Company otherwise has knowledge. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which holders of the Company’s Common Stock may vote. The Shares that are being purchased by the Buyer hereunder will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, other than restrictions on transfer under applicable state and federal securities laws.

2.3         Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder at the Closing has been taken or will be taken prior to the Closing, subject to approval by the shareholders at the Shareholder Meeting of the abandonment of the Plan of Liquidation, the termination of the Liquidating Agent Agreement and the revocation of the Company’s dissolution proceedings. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4         Financial Statements; Liabilities. The unaudited balance sheet as of December 31, 2008 and unaudited statement of receipts and disbursements for the period ended December 31, 2008, as delivered to the Buyer, are based on information contained in the books and records of the Company. The Company has no material liability or obligation, absolute or contingent, other than its (i) obligations under the Liquidating Agent Agreement and (ii) liability for costs incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby (excluding the final distribution of distributable assets, if any) and the Shareholders Meeting (“Transaction Costs”). The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed or guaranteed or with respect to which the Company has become directly or indirectly liable.

2.5         Obligations of or to Related Parties. There are no obligations of the Company to officers, directors or employees of the Company or, to the Company’s knowledge, to any members of their immediate families or other affiliates. To the Company’s knowledge, none of the officers, directors or employees of the Company or, to the Company’s knowledge, any members of their immediate families or other affiliates, are indebted to the Company or have any direct or indirect ownership interest in any firm, corporation or other entity with which the Company is affiliated or with which the Company has a business relationship, or any firm, corporation or other entity that competes with the Company. Except as disclosed in Schedule 2.5, no officer, director or employee of the Company or, to the Company’s knowledge, any member of their immediate families or other affiliates, is, directly or indirectly, interested in or a party to any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.6         Title to Properties and Assets; Liens. The Company does not own any real property. The Company has good and marketable title to all of its properties and assets used in the conduct of its business, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes that have not yet become delinquent, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.7         Patents and Trademarks. The Company does not own, use or license any patents, patent applications, trademarks, service marks, trade names, copy rights, trade secrets, licenses and rights with respect to the foregoing in its business as presently conducted.

2.8         Compliance with Other Instruments. The Company is not in violation or default of any term of the Company Charter, Company Bylaws or Liquidating Agent Agreement, or in any material respect of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution and delivery of, and the performance of and compliance with the transactions contemplated by, this Agreement will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, the business or operations of the Company or any of the assets or properties of the Company, except for such results that would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

2.9         Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Liquidating Agent that questions the validity or enforceability of this Agreement or the right of the Company to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Liquidating Agent that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company. Except as set forth in the Company’s filings with the SEC, neither the Company nor any director or officer (in such capacity) of the Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.10       Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of the tax returns of the Company have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the properties or assets of the Company as of the date of this Agreement that is not adequately provided for.

2.11       Employees. The Company has no employees, independent contractors or other persons providing services to it, other than the Liquidating Agent pursuant to the Liquidating Agent Agreement. There is no collective bargaining agreement or other labor union agreement to which the Company is a party or by which it is bound. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing or defined benefit plan, retirement agreement or other employee compensation plan or agreement.

2.12       Registration Rights. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued under the Securities Act of 1933, as amended (the “Securities Act”).

2.13       Compliance with Laws; Consents. The Company is in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders or restriction, including those relating to occupational health and safety and the environment, except for instances of noncompliance that have not and would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has not received any written communication during the past three years from a governmental entity or agency that alleges that the Company is not in compliance in any material respect with any applicable law, statute, regulation or order. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of, and the performance of the transactions contemplated by, this Agreement, except such as has been duly and validly obtained or filed.

2.14       Full Disclosure. All disclosures provided to the Buyer regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth herein) are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.15       Absence of Changes. Since December 31, 2008, the Company has not engaged in any business activities other than for the purpose of collecting and distributing it assets, paying, satisfying and discharging any existing debts and obligations and doing all other acts required to liquidate and wind up its business and affairs. Since December 31, 2008, there have not been any changes in the assets and liabilities of the Company, except for the incurrence of Transaction Costs or as disclosed in Schedule 2.15.

2.16       SEC Reporting; Investment Company. The Company is not subject to the reporting requirements under the Securities Act or the Securities Exchange Act of 1934. The Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.17       Minute Books. The copy of the minute books of the Company provided to the Buyer contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects all actions by the directors and shareholders with respect to all transactions referred to in such minutes in all material respects.

2.18       Shareholders. Schedule 2.18 hereto contains a true and complete list of the names of the record holders of all of the outstanding shares of Common Stock, together with the number of shares held, and the addresses last provided to the Company by such record holders.

2.19       Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.20       Finder’s Fee. The Company has not incurred nor will incur, directly or indirectly, any liability for any broker’s, finder’s or agent’s fees or commissions (whether payable in cash, in equity securities or by a combination thereof) in connection with this Agreement.

2.21       Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, poison pill or other similar anti-takeover provisions under the Company Charter, Company Bylaws or the laws of its State of incorporation that is or could become applicable to the Buyers as a result of the issuance and ownership of the Shares, except that the Company has not taken action to render inapplicable the business combination provisions of the Minnesota Business Corporations Act, Chapter 302A, Minnesota Statutes.

2.22       Shareholder Approval. The transactions contemplated by this Agreement are subject to approval of the Company’s shareholders. A Shareholder Meeting will be convened to obtain such approval as provided in Section 4.1.

3.           Investment Representations of Buyer. The Buyer acknowledges and represents as follows:

3.1         Receipt of Information. The Buyer has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of obtaining information regarding the Company. The Buyer has met with or been given reasonable opportunity to meet with representatives of the Company for the purpose of obtaining all information concerning the Company that he deems necessary to make an informed investment decision. The foregoing, however, does not limit the representations and warranties of the Company in Section 2 of this Agreement or the right of the Buyer to rely thereon.

3.2         Investment Experience. The Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares. The Buyer is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the Shares.

3.3         High Degree of Risk. The Buyer recognizes that an investment in the Shares is highly speculative and involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company and the loss of his entire investment in the Company.

3.4         Restricted Securities. The Buyer understands that there are substantial restrictions on the transfer of the Shares. The Buyer represents and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom.

3.5         Purchase Entirely for Own Account. The Buyer is acquiring the Shares for his own account and for investment, and has made no agreement with others regarding the resale or distribution of the Shares.

3.6         Accredited Investor. The Buyer is an accredited investor as defined in Rule 501 of Regulation D under Securities Act.

3.7         Reliance Upon Buyers’ Representations. The Buyer understands that the Shares are not being registered under the Securities Act or state securities laws pursuant to exemptions from the Securities Act and such laws, and that the Company’s reliance upon such exemptions is predicated on the representations of Buyer contained herein.

3.8         Finder’s Fee. The Buyer has not incurred nor will incur, directly or indirectly, any liability for any broker’s, finder’s or agent’s fees or commissions (whether payable in cash, in equity securities or by a combination thereof) in connection with this Agreement.

4.           Additional Agreements.

4.1         Shareholder Meeting. The Company will take all action necessary to call, convene and hold a meeting of its shareholders to consider and vote upon (i) the abandonment of the Plan of Liquidation and the termination of the Liquidating Agent Agreement, (ii) the revocation of the Company’s dissolution proceedings, and (iii) the sale of Shares to the Buyer under this Agreement so as to permit the consummation of the transactions contemplated hereby. The Shareholder Meeting shall be held as promptly as practicable after mailing of the Company’s proxy statement relating to the Shareholder Meeting to its shareholders. The Board of Directors of Company shall recommend that its shareholders approve and adopt each of such proposals and shall use commercially reasonable efforts to obtain the requisite affirmative vote of the shareholders.

4.2         Board of Directors. At the Closing, the Company shall increase the size of the Board of Directors to 3 directors and cause Richard E. Gilbert, Aaron W. Soderberg and Joseph H. Whitney to be elected to the Board of Directors of the Company and accept the resignation of the sole director and officer of the Company as provided in Section 1.2.

4.3         Notice of Revocation. Immediately after shareholder approval of the revocation of the Company’s dissolution proceedings, the Company shall file a notice of revocation with the Minnesota Secretary of State, in accordance with the relevant provisions of the Minnesota Business Corporation Act.

5.          Conditions to Closing.

5.1         Conditions to the Buyer’s Obligations. The obligation of the Buyer to purchase the Shares is subject to satisfaction of the following conditions at or before the Closing:

5.1.1           The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.1.2           The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.1.3           Prior to the Closing, the Company shall have completed the sale of all of its remaining portfolio securities and the final distribution of its distributable assets to the shareholders.

5.1.4           The shareholders of the Company shall have approved (i) the abandonment of the Plan of Liquidation and the termination of the Liquidating Agent Agreement, (ii) the revocation of the Company’s dissolution proceedings, and (iii) the sale of Shares to the Buyer under this Agreement.

5.1.5           Robins, Kaplan, Miller & Ciresi LLP, legal counsel to the Company, shall have delivered an opinion to the Buyer with respect to the following matters (which opinion may contain customary exclusions and limitations that are reasonably acceptable to counsel for the Purchasers):

5.1.5.1     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. The Company has all corporate power and authority necessary to own its properties and to conduct its business as, to the knowledge of such counsel, it is presently conducted.

5.1.5.2     The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The Agreement has been duly authorized by all necessary corporate action on the part of the Company.

5.1.5.3     The Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

5.1.5.4      The authorized capital stock of the Company consists of 5,000,000 shares of undesignated stock, none of which, as of the Closing, are issued and outstanding; and 15,000,000 shares of Common Stock, of which, as of the Closing, 5,713,455 shares are issued and outstanding. To the knowledge of such counsel, except as described in the Agreement (including the schedules and exhibits thereto), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or issuance from the Company of any shares of the capital stock of the Company.

5.1.5.5      The Shares, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under applicable state and federal securities laws.

5.1.5.6      The execution and delivery of the Agreement by the Company will not result in (i) a violation of the Company Charter or Company Bylaws (in each case, as amended or restated) or (ii) to the knowledge of such counsel, a violation or default under any agreement known to such counsel to which the Company is a party or by which any of its properties or assets are bound.

5.1.5.7      To the knowledge of such counsel, there is no other action, suit, proceeding or investigation pending against the Company before any court or administrative agency, and the Company has not received any written threat thereof.

5.2          Conditions to the Company’s Obligations. The obligation of the Company to sell the Shares to the Buyer is subject to satisfaction of the following conditions at or before the Closing:

5.2.1       The representations and warranties of the Buyer contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2.2       The shareholders of the Company shall have approved (i) the abandonment of the Plan of Liquidation and the termination of the Liquidating Agent Agreement, (ii) the revocation of the Company’s dissolution proceedings, and (iii) the sale of Shares to the Buyer under this Agreement.

6.            Miscellaneous.

6.1           Amendment and Waiver. No amendment to this Agreement or waiver of the rights or obligations of the parties shall be effective unless in writing signed by the parties.

6.2           Governing Law. This Agreement is governed by the laws of Minnesota without regard to conflicts of laws principles. Any legal proceeding related to this Agreement shall be brought in an appropriate Minnesota court, and each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Minnesota for this purpose.

6.3           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.4           Entire Agreement. This Agreement contains the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersedes any prior agreements or representations, whether oral or written.

6.5           Survival of Warranties. The warranties, representations and agreements of the parties contained in or made pursuant to this Agreement shall survive the execution and deliver of this Agreement and the Closing.

6.6           Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:

MINN SHARES INC.

By:	/s/ Lawrence P. Grady
Lawrence P. Grady
President

The Buyer:

PARAMOUNT TRADING LTD.

By:	/s/ Joseph Whitney
Joseph Whitney
Chairman and Chief Executive Officer

The undersigned executes and delivers this Agreement for the sole purpose of agreeing with the terms of Sections 2.4, 2.8, 2.9, 2.10, 2.14, 2.15, 2.18 and 6.5.

The Liquidating Agent:

By:	/s/ Cecilia M. Denning
Cecilia M. Denning